Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the Annual Report on Form 10-K of Pioneer Bankshares, Inc. and subsidiary for the year ended December 31, 2009 of our report dated March 29, 2010 relating to our audit of the consolidated financials statements.

Winchester, Virginia

March 29, 2010